UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest even reported)     SEPTEMBER 22, 2004
                                                ------------------------



                         OIL-DRI CORPORATION OF AMERICA
------------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)


         DELAWARE                    0-8675              36-2048898
---------------------------     ------------------     ----------------
     (State or other            (Commission File        (IRS Employer
     jurisdiction of                 Number)           Identification
      incorporation) No.)


     410 NORTH MICHIGAN AVENUE
             SUITE 400
         CHICAGO, ILLINOIS                                  60611-4213
------------------------------------------------------------------------
  (Address of principal executive                           (Zip Code)
              offices)

Registrant's telephone number, including area code    (312) 321-1515
                                                   ---------------------




------------------------------------------------------------------------
    (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement   communications   pursuant  to  Rule  13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On September 22, 2004, Oil-Dri Corporation of America (the "Registrant") issued a press release announcing its fourth quarter and full fiscal year results of operations for its fiscal year ended July 31, 2004. A copy of the press release is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference. The information contained in this Form 8-K, including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, and it shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a) None.

(b) None.

(c) Exhibits:

Exhibit
NUMBER                        Description of Exhibits
             -----------------------------------------------------------

   99.1         Press Release of Registrant dated September 22, 2004.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          OIL-DRI CORPORATION OF AMERICA



                          By: /S/  CHARLES P. BRISSMAN
                              --------------------------------
                              Charles P. Brissman
                              Vice President and General Counsel




Date: September 24, 2004

                                  EXHIBIT INDEX

Exhibit
NUMBER                        Description of Exhibits
             -----------------------------------------------------------

   99.1         Press Release of Registrant dated September 22, 2004.

                                                                   Exhibit 99.1

RELEASE:   Immediate                                     CONTACT:  Kathy Arford
                                                                   312-706-3274

           OIL-DRI REPORTS NET INCOME UP 63% FOR FISCAL YEAR

CHICAGO - September 22, 2004 - Oil-Dri Corporation of America (NYSE: ODC) today announced sales of $44,803,000 for the fourth quarter ended July 31, 2004 compared to sales of $44,730,000 in the same quarter one year ago. The company reported a net loss of $237,000 or $0.04 per diluted share in the fourth quarter compared to net income of $476,000 or $0.08 per diluted share in the same quarter one year ago.

Sales for fiscal year 2004 were $185,511,000, a 7% increase from sales of $173,041,000 for fiscal year 2003. Net income for the fiscal year was $5,033,000 or $0.84 per diluted share, a 63% increase in net income over net income of $3,083,000 or $0.54 per diluted share for fiscal year 2003.

The fourth quarter pre-tax loss of $153,000 includes settlement costs of $1,250,000 and defense costs of approximately $700,000 associated with the Company's settlement of previously disclosed patent infringement litigation. Excluding these items, the company earned pre-tax income of $1,797,000 during the quarter. In the same quarter one year ago, the company reported pre-tax income of $511,000 that included a write-off of $573,000 associated with the Christmas Valley, Ore., plant closing. Excluding this item, the company earned pre-tax income of $1,084,000 in the same quarter one year ago.

Fiscal year 2004 pre-tax income of $6,931,000 includes a $464,000 loss on impaired assets related to a write-off of box line packaging equipment, and a $200,000 reserve for obsolete packaging inventory in conjunction with the sale of the dog treats business and the patent infringement litigation defense and settlement costs mentioned above. Excluding these items, the company earned pre-tax income of $9,545,000 in fiscal year 2004.

Fiscal year 2003 pre-tax income of $4,342,000 included gains from sales of real estate and mineral rights totaling $449,000, and a payment of $675,000 from a customer who failed to meet minimum purchase requirements under a supply agreement. It also included a $385,000 asset write-off, a $350,000 goodwill write-down associated with an equity investment and the Christmas Valley plant asset write-off of $573,000. Excluding all of these items, the company earned pre-tax income of $4,526,000 for fiscal 2003.

FISCAL 2004 IN REVIEW

Daniel S. Jaffee, President and CEO commented, "This year we benefited from our focused efforts to reduce costs while growing our business. Over the past several years we have communicated our need to strengthen the company's national presence, increase sales and profitability and expand our new product development effort.

"We have completed one full year of national manufacturing and distribution presence through the acquisition of the Jonny Cat(R) brand and our mining and production facilities in Taft, Calif. We have also been able to increase profitability through targeted marketing efforts in all major markets. Additionally, our attention to new product development is making headway as we go into fiscal 2005.

"Despite severe volatility in the cost of oil and natural gas, margins have increased year over year as a result of manufacturing process improvements and our ability to increase prices to cover the rising cost of energy.

"While we are generally pleased with sales and earnings for the year, we faced some challenges in the fourth quarter. Among these were the heavy marketing and introduction costs for the Jonny Cat Scoop products and slower demand for agricultural carriers.

"Most significantly, in the fourth quarter we announced a settlement and dismissal of a patent infringement lawsuit. Under the terms of the settlement, the plaintiff has granted Oil-Dri paid-up licenses of the two patents involved in the litigation as well as for a third patent owned by the plaintiff. We were satisfied with the terms of the settlement and are pleased that these costs will not impact future earnings."

YEAR-END BUSINESS REVIEW

Sales in the CONSUMER PRODUCTS GROUP were flat for the quarter and up 9% for the year. While both grocery and non-grocery outlets were strong for the year with the addition of Jonny Cat scoopable products, some of the growth on the West Coast was hampered by grocery strikes that began late last year and continued into early 2004. Though the grocery business is still recovering, Jonny Cat products are gaining expansion into non-grocery markets where they had been underrepresented.

Strong sales and profit contribution from the Canadian operation were up both for the quarter and year. This helped to offset reduced sales from the company's co-packaging business and the second quarter sale of its dog treats business.

CROP PRODUCTION AND HORTICULTURAL PRODUCTS GROUP sales were down 31% in the quarter and 4% for the year. While Agsorb(R) agricultural carriers enjoyed strong sales early in the fiscal year, shipments leveled off in the second half, as anticipated. Sports turf sales were also down slightly overall for fiscal 2004.

The INDUSTRIAL AND AUTOMOTIVE PRODUCTS GROUP sales were up 4% for the quarter and 8% for the year. Strong synthetic sorbent sales continue to drive growth in both industrial and automotive markets. Distributor relationships have successfully contributed to this year's sales and profitability growth, as well as our expanded West Coast and nation-wide sales efforts.


Sales were up 21% in the quarter for the SPECIALTY PRODUCTS GROUP and 11% for the fiscal year. All specialty products have outpaced last year's performance. Particularly strong for the Specialty Products Group has been sales of its animal health and nutrition product lines, including ConditionAde(R) 200 HPC mycotoxin binder and Poultry Guard(R) litter amendment. Expansion of these products into new markets and efforts to revitalize existing business has paid off, especially internationally. The bleaching clay business was also strong in the fourth quarter.


FINANCIAL REVIEW

On June 8, 2004, Oil-Dri's Board of Directors declared a regular quarterly cash dividend of $0.10 per share on Common Stock. The dividend was paid on September 10, 2004 to stockholders of record at the close of business on August 6, 2004. At the July 31, 2004 closing price of $16.39 and assuming cash dividends continue at the same rate, the annual yield on the company's Common Stock is 2.4%.

During the fiscal year, the company repurchased 119,506 shares of stock, at an average price of $15.27 per share. The company has 182,504 shares remaining under its current repurchase authorization. Cash, cash equivalents and short-term investments at July 31, 2004, totaled $23,069,000. Operating cash flow was $18,285,000 for the fiscal year. Capital expenditures for the fiscal year totaled $6,067,000, which was $1,990,000 less than the depreciation and amortization of $8,057,000. Debt repayments for the year totaled $4,000,000.

The company's effective tax rate was 27.4% of pre-tax income for the fiscal year versus 29.0% for fiscal 2003. The decrease in the effective tax rate for fiscal 2004 was due mostly to a change in estimate in calculating the company's depletion deduction. It is expected that the company will benefit from lower rates throughout fiscal 2005.

LOOKING FORWARD

Jaffee commented, "We are moving in the right direction with our business strategy and goals. We have increased cash, cash equivalents, and short-term investments by $6,399,000, and paid off $4,000,000 in debt this fiscal year.

"We have invested in our consumer brands of Cat's Pride and Jonny Cat litters this year and look forward to positive feedback from our consumer market in fiscal 2005. Our Specialty Products Group has made great strides in expanding their scope into international markets. The prospects for further development are hopeful in the coming fiscal year. Our focus remains on new product development.

"In light of all the developments that are coming from both existing business and new products, fiscal year 2005 looks promising. We are therefore estimating earnings per share for fiscal 2005 in the range of $1.20 - $1.30. We feel this strikes a good blend between delivering increased profitability to our stockholders and allowing us to invest significant resources behind opportunities that will, we hope, bear fruit in upcoming years.

                                        ###


=======================================================================

           THE COMPANY WILL OFFER A LIVE WEB CAST OF THE FOURTH QUARTER EARNINGS TELECONFERENCE ON THURSDAY, SEPTEMBER 23, 2004 AT 10:00AM CST. TO LISTEN TO THE CALL VIA THE WEB, PLEASE VISIT WWW.STREETEVENTS.COM OR WWW.OILDRI.COM. AN ARCHIVED RECORDING OF THE CALL WILL BE AVAILABLE FOR APPROXIMATELY 30 DAYS AFTER THE CALL AND WRITTEN TRANSCRIPTS OF ALL TELECONFERENCES ARE POSTED ON THE OIL-DRI WEB SITE.
=======================================================================

           OIL-DRI CORPORATION OF AMERICA IS THE WORLD'S LARGEST MANUFACTURER OF CAT LITTER AND A LEADING SUPPLIER OF SPECIALTY SORBENT PRODUCTS FOR INDUSTRIAL, AUTOMOTIVE, AGRICULTURAL, HORTICULTURAL AND SPECIALTY MARKETS.

           THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS REGARDING THE COMPANY'S EXPECTED PERFORMANCE FOR FUTURE PERIODS, AND ACTUAL RESULTS FOR SUCH PERIODS MIGHT MATERIALLY DIFFER. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO UNCERTAINTIES WHICH INCLUDE, BUT ARE NOT LIMITED TO, COMPETITIVE FACTORS IN THE CONSUMER MARKET; THE LEVEL OF SUCCESS IN IMPLEMENTATION OF PRICE INCREASES AND SURCHARGES; CHANGES IN OVERALL AGRICULTURAL DEMAND; INCREASING REGULATION OF THE FOOD CHAIN; CHANGES IN THE MARKET CONDITIONS, THE OVERALL ECONOMY, ENERGY PRICES, AND OTHER FACTORS DETAILED FROM TIME TO TIME IN THE COMPANY'S ANNUAL REPORT AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

           OIL-DRI(R), POULTRY GUARD(R), CAT'S PRIDE(R), JONNY CAT(R), AGSORB(R), PRO'S CHOICE(R), FLO-FRE(R), CONDITIONADE(R) AND PURE-FLO(R) ARE ALL REGISTERED TRADEMARKS OF OIL-DRI CORPORATION OF AMERICA.

O I L  -  D R I   C O R P O R A T I O N    O F    A M E R I C A

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

                                        FOURTH QUARTER ENDED JULY 31,
                                    -------------------------------------
                                               % OF               % OF
                                       2004    SALES     2003     SALES
                                    -------------------------------------
NET SALES                            $44,803   100.0%   $44,730   100.0%
COST OF SALES                         34,794    77.7%    36,393    81.4%
                                    -------------------------------------
GROSS PROFIT                          10,009    22.3%     8,337    18.6%

OTHER CONTRACTUAL INCOME AND
NONRECURRING CHARGES                  (1,250)   -2.8%        --      --
OPERATING EXPENSES                    (8,523)  -19.0%    (7,263)  -16.2%
                                    -------------------------------------

OPERATING INCOME                         236     0.5%     1,074     2.4%
INTEREST EXPENSE                        (490)   -1.1%      (408)   -0.9%

OTHER INCOME (EXPENSE)                   101     0.3%      (155)   -0.3%
                                    -------------------------------------

INCOME BEFORE INCOME TAXES              (153)   -0.3%       511     1.2%
INCOME TAXES                              84     0.2%        35     0.1%
                                    -------------------------------------

NET (LOSS) INCOME                      $(237)   -0.5%      $476     1.1%
                                    =====================================

NET (LOSS) INCOME PER SHARE:
    BASIC COMMON                      $(0.04)             $0.09
    BASIC CLASS B COMMON              $(0.04)             $0.07
    DILUTED                           $(0.04)             $0.08
AVERAGE SHARES OUTSTANDING:
    BASIC COMMON                       4,050              4,076
    BASIC CLASS B COMMON               1,450              1,423
    DILUTED                            5,500              5,710

                                        TWELVE MONTHS ENDED JULY 31,
                                    -------------------------------------
                                               % OF               % OF
                                       2004    SALES     2003     SALES
                                    -------------------------------------
NET SALES                            $185,511  100.0%  $173,041   100.0%
COST OF SALES                         142,263   76.7%   137,413    79.4%
                                    -------------------------------------
GROSS PROFIT                           43,248   23.3%    35,628    20.6%

OTHER CONTRACTUAL INCOME AND
NONRECURRING CHARGES                   (1,250)  -0.7%       675     0.4%
LOSS ON IMPAIRED LONG-LIVED ASSETS       (464)  -0.2%        --      --

OPERATING EXPENSES                    (32,975) -17.8%   (29,686)  -17.2%
                                    -------------------------------------

OPERATING INCOME                        8,559    4.6%     6,617     3.8%
INTEREST EXPENSE                       (2,079)  -1.1%    (2,361)   -1.4%
GAIN ON THE SALE OF MINERAL RIGHTS         --     --        139     0.1%
OTHER INCOME                              451    0.2%       (53)    0.0%
                                    -------------------------------------

INCOME BEFORE INCOME TAXES              6,931    3.7%     4,342     2.5%
INCOME TAXES                            1,898    1.0%     1,259     0.7%
                                    -------------------------------------

NET INCOME                             $5,033    2.7%    $3,083     1.8%
                                    =====================================

NET INCOME PER SHARE:
    BASIC COMMON                        $0.98             $0.59
    BASIC CLASS B COMMON                $0.74             $0.44
    DILUTED                             $0.84             $0.54
AVERAGE SHARES OUTSTANDING:
    BASIC COMMON                        4,040             4,151
    BASIC CLASS B COMMON                1,437             1,423
    DILUTED                             5,962             5,708

    NET INCOME PER SHARE AND AVERAGE SHARES OUTSTANDING ARE PRESENTED CONSISTENT WITH EITF 03-06 WHICH PERTAINS TO COMPANIES WITH PARTICIPATING SECURITIES AS DEFINED BY THE EITF. FOR THE PERIODS PRESENTED ABOVE, THE DILUTED NET INCOME PER SHARE AND DILUTED AVERAGE SHARES OUTSTANDING ARE UNAFFECTED BY THE NEW CALCULATION.

O I L  -  D R I   C O R P O R A T I O N    O F    A M E R I C A

CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share amounts)
(unaudited)

                                                    AS OF JULY 31,
                                             ---------------------------
                                                  2004         2003
                                             ---------------------------

CURRENT ASSETS
    CASH, CASH EQUIVALENTS AND INVESTMENTS      $23,069      $16,670
    ACCOUNTS RECEIVABLE, NET                     24,169       23,768
    INVENTORIES                                  12,399       12,819
    PREPAID EXPENSES                              8,344        7,373
                                             ---------------------------
           TOTAL CURRENT ASSETS                  60,630       67,981
                                             ---------------------------
PROPERTY, PLANT AND EQUIPMENT                    47,802       49,026
OTHER ASSETS                                     13,092       17,167
                                             ---------------------------
TOTAL ASSETS                                   $128,875     $126,823
                                             ===========================

CURRENT LIABILITIES
    CURRENT MATURITIES OF NOTES PAYABLE          $4,080       $4,000
    ACCOUNTS PAYABLE                              5,701        6,856
    DIVIDENDS PAYABLE                               513          461
    ACCRUED EXPENSES                             16,742       13,917
                                             ---------------------------
           TOTAL CURRENT LIABILITIES             27,036       25,234
                                             ---------------------------
LONG-TERM LIABILITIES
    NOTES PAYABLE                                23,320       27,400
    OTHER NONCURRENT LIABILITIES                  6,261        5,175
                                             ---------------------------
           TOTAL LONG-TERM LIABILITIES           29,581       32,575
                                             ---------------------------
STOCKHOLDERS' EQUITY                             72,258       69,014
                                             ---------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $128,875     $126,823
                                             ===========================

BOOK VALUE PER SHARE OUTSTANDING                 $13.19       $12.38

ADDITIONS TO AND ACQUISITIONS OF
PROPERTY, PLANT AND EQUIPMENT    FOURTH QUARTER  $2,345       $2,225
                                 YEAR TO DATE    $6,067       $9,476
DEPRECIATION AND AMORTIZATION
CHARGES                          FOURTH QUARTER  $1,948       $1,865
                                 YEAR TO DATE    $8,057       $8,534

